MBS UNDERWRITING AGREEMENT


         NewState Capital Co., Ltd. (hereinafter referred to as "NewState") hereby agrees to hire Daewoo Securities Co., Ltd. (hereinafter referred to as "Daewoo Securities") and Daewoo Securities hereby agrees to accept said hiring in underwriting NewState's issuance of MBS based on housing mortgage loans and structuring of MBS on the terms and conditions set forth herein.

1.       The terms used in this Agreement shall be defined as follows:

1) Housing mortgage loans shall mean the loans which the lending institutions make taking houses as security and the principals and interests of which are amortized over a period not exceeding 30 years.

2) MBS shall mean Mortgage Backed Securities which are issued based on housing mortgage loans made by lending institutions as assets.

3) Underwriting shall mean negotiating the terms and conditions of undertaking with the issuer on behalf of the underwriters and handling issuance, undertaking and subscription of MBS in general.

4) Structuring shall mean to analyze cash flow, default ratio, insolvency rate of the borrowers, etc. thereby developing optimum structure of MBS issuance and cash flow which are proper for investment management.

5) SPC shall mean special purpose companies organized under the SPC Law.

6) Superior securities shall mean the securities which have priority, in terms of legal treatment and order of performance, over other securities for their performances.

7) Inferior securities shall mean the securities which are entitled to the difference between the interests on the housing mortgage loans and MBS after satisfying the superior securities.

8) Trustee bank shall mean a bank which acts as the depository of SPC assets and the protector of MBS investors. In the event NewState should not be in a position to manage the assets, it will also act as the manager of assets on behalf of NewState.

2.       Undertakings by NewState

1) After the MBS structuring of NewState's housing mortgage loans is completed, NewState shall provide its housing mortgage loans to a designated credit evaluation institution for its examination and obtain satisfactory investment qualification grade which are eligible for credit rate of Ao, which is the minimum standard acceptable to Daewoo Securities, or over.

2) NewState's housing mortgage loans shall not be ineligible for sale to a designated SPC on the date Application for Asset Transfer Registration is filed.

3) NewState shall continue to collect repayment of housing mortgage loans and shall maintain asset management system satisfactory to the credit evaluation institution. Daewoo Securities, credit evaluation institution or trustee bank may inspect the asset management system and may demand corrective measures. In response to such a demand, NewState agrees to cooperate with the demanding institution and it must take necessary measures if they are necessitated by its fault.

4) On the date of the issuance, NewState must purchase inferior securities corresponding to a certain portion of the housing mortgage loans. The portion of inferior securities may be adjusted in conformity with the standard established by the credit evaluation institution.

5) Up until the issuance of MBS, there must not occur workout, bankruptcy, default or other risks which will seriously affect the financial or business situations of NewState.

6) All the commissions of Daewoo Securities will be deducted from the proceeds of sale to SPC on the date of MBS issuance.

7) NewState shall pay the expenses (hereinafter called "Other Expenses") necessary for registration with Financial Supervision Committee, appraisal, credit evaluation and legal consultations which are actually expended. Underwriting fee for Daewoo Securities shall be 1.0% and the Other Expenses shall be 0.55% of the total amount of issue, respectively. In the event the Other Expenses exceed the aforesaid amount, they shall be handled in consultation of the parties based on good faith. The Other Expenses shall be paid by Daewoo Securities after obtaining the consent of NewState. Daewoo Securities shall also provide NewState with details of expenditures afterwards. Upper limits shall be set for legal fees in advance.

8) Additional expenses (trust fee, SPC audit fee, etc.) to be incurred after the issuance of MBS shall be paid later on and are not included in the Other Expenses.

3.       Undertakings by Daewoo Securities

1) Daewoo Securities shall be primarily responsible for issuance of MBS and, in the event of any legal problems or difficulties in issuing MBS with governmental authorities including Supervision 10th Bureau and Accounting Management Bureau of the Finance Supervision Committee and the National Tax Administration Office, it shall make its best efforts to resolve such problems or difficulties.

2) Daewoo Securities shall undertake and sell superior liquidated securities in accordance with the spread as agreed upon with NewState. The index rate for calculating the price of securities shall be the interest rate of 3-year maturity, credit rate A+, unsecured corporate bond for the day before the subscription date as published by the Securities Business Association.

3) Daewoo Securities shall obtain estimates (attached) for Other Expenses and select consultants for MBS issuance and shall obtain NewState's consent thereto. The estimates are only estimated amounts as of the execution of this Agreement and are subject to change.

4) Daewoo shall be responsible for structuring MBS so that all MBS securities, except for inferior securities, may obtain final rate of Ao or over, provided, that, it shall do its best to limit the inferior securities within 20% of the total amount of issue.

4.       Miscellaneous

1) The time period for issuing MBS shall be within six (6) months from the execution of this Agreement. However, the time period herein may be adjusted by mutual agreement of the parties.

2) While the preparation of MBS issuance is proceeding, each party shall designate a representative who shall be responsible for liaison with the press and other financial institutions and each party shall not disclose confidential information as much as possible.

3) The "Sale and Purchase Agreement" to be executed between Daewoo Securities and SPC and to be attached to the Report of Negotiable Instruments shall be made in conformity with this Agreement and shall supplement this Agreement.

4) Any matters which are not set forth in this Agreement shall be resolved in accordance with the generally established trade custom. Any disputes arising under this Agreement shall be subject to the jurisdiction of the Seoul District Court. This Agreement shall be construed by the laws of the Republic of Korea.

         The parties confirm that they have read and fully understand this Agreement and agree to faithfully perform it. In witness whereof, the parties signed this Agreement in counterpart on the date written below.

Dated:  December 17 1999

Attachment: Estimate of Expenses


NewState Capital Co., Ltd.

         Address:          826-24 Yoksam-Dong
                           Kangnam-Gu, Seoul
                           By: Byung Ki Kim
                           (Corporate seal affixed)


Daewoo Securities Co., Ltd.
         Address:          34-3 Yoido-Dong
                           Youngdeungpo-Gu, Seoul
                           By: Jong Soo Park
                           (Corporate seal affixed)

Attachment



                 Estimate of Expenses (Based on 50 Billion Won)



                                                                            Amount
                                                      Percentage       (100 Million won)             Payee
------------------------------------------------- -------------------- ------------------ ----------------------------
Initial Fee
------------------------------------------------- -------------------- ------------------ ----------------------------
Structuring & Underwriting                                 1.00                500        Underwriter
------------------------------------------------- -------------------- ------------------ ----------------------------
Asset due diligence                                        0.10                 50        CPA firm
------------------------------------------------- -------------------- ------------------ ----------------------------
Legal                                                      0.16                 80        Law firm
------------------------------------------------- -------------------- ------------------ ----------------------------
Financial Supervision                                      0.09                 45        FSC
------------------------------------------------- -------------------- ------------------ ----------------------------
Committee share Forming SPC                                0.02                 10        Escrow
------------------------------------------------- -------------------- ------------------ ----------------------------
Subtotal                                                   1.55                775
------------------------------------------------- -------------------- ------------------ ----------------------------
Ongoing Fee
------------------------------------------------- -------------------- ------------------ ----------------------------
Servicer                                                                                  Servicer
------------------------------------------------- -------------------- ------------------ ----------------------------
Trustee Fee                                                0.10                 50        Trustee
------------------------------------------------- -------------------- ------------------ ----------------------------
Annual fee for credit                                      0.03                 15        Credit co.
------------------------------------------------- -------------------- ------------------ ----------------------------
Evaluation institution
------------------------------------------------- -------------------- ------------------ ----------------------------
Others                                                     0.06                 30        Depository
------------------------------------------------- -------------------- ------------------ ----------------------------

Subtotal                                                   0.19                 95
------------------------------------------------- -------------------- ------------------ ----------------------------
